SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

Check the appropriate box:

o	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

OVERNEAR, INC.
(Name of Registrant as Specified in Its Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No:

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4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

OVERNEAR, INC.

1460 4th Street, Suite 304
Santa Monica, California 90401
(310) 744-6060

INFORMATION STATEMENT

April 18, 2014

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of OverNear, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders of the following:

On April 7, 2014, pursuant to N.R.S. 78.315, the Board of Directors of the Company unanimously approved the Amendment, subject to Stockholder approval. According to N.R.S. 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on April 7, 2014 in accordance with the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

On April 7, 2014, pursuant to Nevada Revised Statutes (“N.R.S.”) 78.320, the Company received written consents in lieu of a meeting of Stockholders from two (2) Stockholders holding 27,501,732 shares of Common Stock and 2,000,000 shares of Series B Preferred Stock representing 83.3% of the 273,094,257 possible votes outstanding; which includes 69,884,257 shares of common stock currently outstanding, 3,210,000 shares of the Series A Preferred Stock, and 200,000,000 shares after dilution of the Series B Preferred Stock (the “Majority Stockholders”), approving the Amended Articles of Incorporation of the Company increasing the number of authorized shares of common stock to five hundred million (500,000,000) shares of common stock, par value $0.001 per share (the “Amendment”).

The increase in authorized shares does not mean that the Company is issuing additional shares in connection with the Amendment.  As with all public companies, the authorized share amount sets a maximum number of shares that the Company may issue.

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

The Amendment to the Company’s Articles of Incorporation amended the number of shares of stock that the Company shall be authorized to have outstanding at any time to five hundred million (500,000,000) shares of common stock, par value $0.001 per share, with no preemptive rights.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on April 18, 2014 as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about April 18, 2014 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, April 7, 2014, the Company had 69,884,257 shares of Common Stock outstanding, 2,000,000 shares of our Series B Preferred Stock and 3,210,000 shares of Series A Preferred outstanding. Each share of outstanding Common Stock is entitled to one (1) vote on matters submitted for Stockholder approval. Each share of Series A Preferred Stock is entitled to one (1) vote on matters submitted for Stockholder approval and Holders of Series B Preferred Stock are entitled to one hundred (100) votes per share on matters submitted for Stockholder approval.

On April 7, 2014 the holders of 227,501,732 of the 273,094,257 possible votes outstanding on an as converted basis executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Nevada Revised Statutes provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us with respect to the beneficial ownership of Common Stock held of record as of March 31, 2013, by (1) all persons who are owners of 5% or more of our Common Stock, (2) each of our named executive officers, (3) each director, and (4) all of our executive officers and directors as a group. Each of the stockholders can be reached at our principal executive offices located at 1460 4th Street, Suite 304 Santa Monica, California 90401.

	COMMON SHARES BENEFICIALLY OWNED(1)		SERIES B PREFERRED SHARES BENEFICIALLY OWNED		VOTING SHARES OWNED FULLY DILUTED(4)
	Number	Percent (%)	Number	Percent (%)	Number	Percent (%)
Directors and Executive Officers

Fred E. Tannous (2), Chief Executive Officer, Chief Financial Officer, Co-Chairman of the Board	19,856,823	25.82%	1,000,000	50%	112,856,823(5)	41.3%

Bill Glaser (3), President and Co-Chairman of the Board	18,144,909	24.72%	1,000,000	50%	114,644,909(6)	41.9%

All directors and executive officers as a group (two persons)	38,001,732	47.27%	2,000,000	100%	227,501,732	83.3%

Beneficial Owners of more than 5% of Common Stock (other than directors and executive officers)

1
Based on 69,884,257 shares of Common Stock issued and outstanding as of April 4, 2014. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

2	Includes 12,856,823 shares of common stock and 7,000,000 shares which can be acquired upon exercise of vested options within 60 days.
3	Includes 14,644,909 shares of common stock and 3,500,000 shares which can be acquired upon exercise of vested options within 60 days.
4
Based on 273,094,257 shares of Common Stock issued and outstanding as of April 4, 2014, after dilution of the Series B Preferred Stock and the Series A Preferred Stock. There are 3,210,000 shares of Series A Preferred Stock issued and outstanding and each share of Series A Preferred Stock is entitled to one (1) vote on matters submitted for Stockholder approval. There are 2,000,000 shares of Series B Preferred Stock issued and outstanding and each share is entitled to 100 votes.

5	Includes 12,856,823 common stock shares and 1,000,000 Series B Preferred Shares. Each Series B Preferred Share is entitled to 100 votes.

6	Includes 14,644,909 common stock shares and 1,000,000 Series B Preferred Shares. Each Series B Preferred Share is entitled to 100 votes.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the Nevada Revised Statutes, the Company’s articles of incorporation consistent with above or Bylaws to dissent from any of the provisions adopted in the Amendments.

AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK FROM 150,000,000 TO 500,000,000

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) is to increase the number of authorized shares of common from 150,000,000 shares to 500,000,000 shares so that the  maximum number of shares outstanding at any time shall be five hundred million (500,000,000) shares of Common Stock. On April 7, 2014, the Board of Directors approved an amendment to the Articles of Incorporation to authorize five hundred million (500,000,000) shares of Common Stock. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On April 7, 2014, the holders of a majority of the voting rights of the Company approved the Amendment by written consent.

The general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing three hundred and fifty  million (350,000,000) additional shares of Common Stock will be to use such additional shares of common stock for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations. The Company does not have any current plans to issue additional shares.  However at such time as the Company issues additional shares for the purposes set forth above it will dilute the shareholders of the Company.

The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Neither our charter nor our by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences

EFFECTIVE DATE OF AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Articles of Incorporation with the Nevada Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on May 9, 2014.

By Order of the Board of Directors

By:	/s/ Fred E. Tannous
Fred E. Tannous President and Chief Executive Officer